ATEC Announces Preliminary First Quarter 2020 Revenue Results

And Provides Business Update

● First quarter U.S. revenue growth exceeds 25%

● Continued new product adoption drives accelerated results

● Cash position strengthened with $20 million draw on Squadron Capital credit facility

● Full year 2020 revenue guidance suspended due to COVID-19 pandemic

CARLSBAD, Calif., April 8, 2020 – Alphatec Holdings, Inc. (“ATEC” or the “Company”) (Nasdaq: ATEC), a medical device company dedicated to revolutionizing the approach to spine surgery, announced today preliminary revenue results for the first quarter ended March 31, 2020, and provided a business update on its response to the COVID-19 pandemic.

Preliminary, Unaudited First Quarter 2020 Revenue

Preliminary, unaudited first quarter 2020 results reflect U.S. revenue growth of 25% to 26%. The growth was largely driven by the continuing rapid adoption of recently released ATEC technologies (launched since 2018), with new product sales growing to over 55% of U.S. revenue.

Quarter Ended March 31, 2020 (unaudited)
Total Revenue	$29.6 million to $30.0 million
U.S. Revenue	$28.7 million to $29.0 million

“I am inspired by the commitment and resolve demonstrated by the ATEC Family and our customers in delivering strong results despite facing obvious challenges in the final month of the quarter,” said Pat Miles, Chairman and Chief Executive Officer. “The unprecedented pandemic presents near-term uncertainties, but we have built this company to overcome adversity through extreme focus.  We will remain fixated on stewarding better spine surgery through innovation. We know that spine procedures deemed elective in the context of this pandemic will return; there are still patients suffering whose needs can only be adequately addressed with surgical intervention. We will be ready. I am confident that once this global crisis is behind us, ATEC will continue to march forward as spine’s most innovative company.”

The preliminary results announced today are unaudited and therefore subject to change. The Company expects to announce first quarter financial and operating results on May 7, 2020, after market close.

Business Update

The novel coronavirus has forced ATEC employees to change the way they do business. The California-based Company has been operating under strict social distancing and stay-at-home requirements since March 15, 2020, operating with minimal employee presence in the workplace.  Despite this, the Company continues to work closely with its surgeon customers, sales channel agents and supply chain partners to navigate the operational challenges, support necessary procedures, preserve upcoming product releases and build inventory to capably support the increased number of cases expected once restrictions have been lifted following the pandemic.

Exhibit 99.1

ATEC intends to prioritize and advance its product development programs to ensure that its pipeline of core new technology continues to move forward largely unabated by the economic disruptions; however, the full duration and impact of current environmental factors cannot yet be accurately determined.

In the meantime, ATEC employees are facing the uncertainty by embracing the Company’s familial culture and supporting each other, personally and professionally. This includes participation in a voluntary salary-to-equity conversion program, through which ATEC leadership preserved over $750,000 in cash compensation in the second quarter to support payroll protection for hourly and underemployed salaried colleagues.  It also engendered a sick time “donation” program, whereby ATEC employees forfeited 40 weeks of accrued sick time to be pooled and used by fellow employees deemed unable to work.

“I am exceptionally proud of the entire ATEC extended family,” added Miles. “A crisis tests organizational character, demonstrating whether a company’s culture is congruent with its actions, or merely a collection of consultant buzzwords. I know our teams are ‘all in’, not because of the words they use, but because of their actions.  We are rising to the challenge and remain completely focused on our strategic priorities. The profound confidence demonstrated by ATEC leadership in voluntarily sacrificing a significant percentage of their cash compensation in the second quarter is both humbling and inspiring, as is the donation of hundreds of hours of paid time by ATEC team members for use by fellow employees in need. The ATEC family is fully committed to support our customers over the long term through the perseverance of our mission to revolutionize the approach to spine surgery with the Organic Innovation Machine we have created.”

As a result of hospitals globally postponing elective procedures to preserve capacity for COVID-19 patients, ATEC is suspending its previously announced 2020 revenue guidance. Following a strong start to the year, revenue will be materially impacted by the pandemic in the near term. While spine surgeries will not be postponed indefinitely, the Company cannot yet determine the extent or duration of those deferrals, nor the requirements or the timing of the recovery once operating room and other pandemic-related constraints have been lifted.

ATEC expects to provide an updated outlook as more information becomes available.

Balance Sheet Update

To extend its cash runway, the Company completed a draw of $20.0 million under its credit facility with Squadron Medical Finance Solutions LLC (“Squadron” or “Squadron Capital”) on April 2, 2020.  Including the draw, the Company’s preliminary pro forma cash balance at March 31, 2020, was approximately $47.5 million.

“We appreciate the continued support from Squadron,” said Jeff Black, Chief Financial Officer. “As we remain intensely focused on managing cash burn, particularly during this global pandemic, this injection of capital reinforces our balance sheet.”

"We believe that ATEC is the best-led and most highly focused pure-play spine company in the industry,” said David Pelizzon, President of Squadron Capital. “Our long-term support remains steadfast.”

To supplement its cash balance, the Company is in the process of submitting an application under the recently enacted Coronavirus Aid, Relief, and Economic Security Act (“CARES Act” or the “Act”) administered by the U.S. Small Business Administration. Section 1106 of the Act provides for forgiveness of up to the full principal amount of qualifying loans guaranteed under the Paycheck Protection Program. The Paycheck Protection Program and loan forgiveness are intended to provide economic relief to small businesses such as ATEC, that are adversely impacted under the Coronavirus Disease 2019 (COVID-19) Emergency Declaration (COVID-19 Emergency Declaration) issued by President Trump on March 13, 2020.

Exhibit 99.1

About Alphatec Holdings, Inc.

Alphatec Holdings, Inc. (ATEC), through its wholly-owned subsidiaries, Alphatec Spine, Inc. and SafeOp Surgical, Inc., is a medical device company dedicated to revolutionizing the approach to spine surgery through clinical distinction. ATEC architects and commercializes approach-based technology that integrates seamlessly with the SafeOp Neural InformatiX System to provide real-time, objective nerve information that can enhance the safety and reproducibility of spine surgery. Additional information can be found at www.atecspine.com.

About Squadron Medical Finance Solutions, LLC, a division of Squadron Capital

Squadron Capital seeks to acquire and invest in operating companies located both in the US and abroad. Squadron’s mission is long-term investment (multi-generational) and assistance to the portfolio companies’ leadership teams in the execution of their business plans. Squadron Medical Finance Solutions assists orthopedic OEMs in achieving their business objectives by offering financing of surgical instruments and implant sets, or by providing debt financing to support the broader capital requirements of growing companies. Squadron is a strategic investor in a broad range of companies in the orthopedic space, both public and private.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainty. Such statements are based on management's current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The Company cautions investors that there can be no assurance that actual results will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors. Forward-looking statements include references to the impact of the COVID-19 pandemic on the Company's business and financial results, the Company’s ability to maintain operations to support its customers and patients in the near-term and to capitalize on future growth opportunities, and the Company’s expectations to delay, prioritize and/or reduce spending associated with planned product development and launch initiatives and future revenue and growth. The important factors that could cause actual operating results to differ significantly from those expressed or implied by such forward-looking statements include, but are not limited to: changes to our financial results for the quarter ended March 31, 2020 due to the completion of financial closing procedures; the extent of the impact of COVID-19 pandemic on the Company's business and the economy, including the duration of elective surgery deferrals and the desire of patients and surgeons to perform elective surgeries once the pandemic has subsided and/or governmental orders no longer prohibit or recommend against performing elective surgeries; the uncertainty of success in developing new products or products currently in the Company’s pipeline; failure to achieve acceptance of the Company’s products by the surgeon community; failure to obtain FDA or other regulatory clearance or approval for new products, or unexpected or prolonged delays in the process; continuation of favorable third party reimbursement for procedures performed using the Company’s products; the Company’s ability to compete with other products and with emerging new technologies; product liability exposure; patent infringement claims; and claims related to the Company’s intellectual property.  The words “believe,” “will,” “should,” “expect,” “intend,” “estimate,” “look forward” and “anticipate,” variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. A further list and description of these and other factors, risks and uncertainties can be found in the Company's most recent annual report, and any subsequent quarterly and current reports, filed with the Securities and Exchange Commission. ATEC disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless required by law.

Exhibit 99.1

Investor/Media Contact:

Josh Berg

Investor Relations

(760) 494-6790

ir@atecspine.com

Company Contact:

Jeff Black

Chief Financial Officer

Alphatec Holdings, Inc.

ir@atecspine.com

Exhibit 99.1